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                                                                   Exhibit 23(n)


                              THE COMMERCE FUNDS
                                 (the "Trust")

                           AMENDED AND RESTATED PLAN
                    PURSUANT TO RULE 18f-3 FOR OPERATION OF
                             A MULTI-CLASS SYSTEM
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                                I. INTRODUCTION
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          On February 23, 1995, the Securities and Exchange Commission (the
"Commission") promulgated Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), which permits the creation and operation of a multi-class distribution structure without the need to obtain an exemptive order under Section 18 of the 1940 Act. Rule 18f-3, which became effective on April 3, 1995, requires an investment company to file with the Commission a written plan specifying all of the differences among the classes, including the various services offered to shareholders, the different distribution arrangements for each class, the methods for allocating expenses relating to those differences and any conversion features or exchange privileges. On September 19, 1996, the Board of Trustees of the Trust authorized the Trust to implement a multi-class distribution structure in compliance with Rule 18f-3. This Amended and Restated Plan pursuant to Rule 18f-3 for operation of a multi-class system shall become effective as of October 25, 2000.


                           II. ATTRIBUTES OF CLASSES
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A.   Generally
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          The Trust shall offer two classes of shares - - Service Shares and
Institutional Shares - - in the Short-Term Government Fund, Bond Fund, Balanced Fund, Growth Fund, MidCap Growth Fund, International Equity Fund, Value Fund, National Tax-Free Intermediate Bond Fund, Missouri Tax-Free Intermediate Bond Fund, Kansas Tax-Free Intermediate Bond Fund and Core Equity Fund (each a "Fund" and collectively, the "Funds").

          In general, shares of each class shall be identical except for different expense variables (which will result in different returns for each class), certain related rights and certain shareholder services. More particularly, the Service Shares and the Institutional Shares of each Fund shall represent interests in the same portfolio of investments of the particular Fund, and shall be identical in all respects, except for: (a) the impact of (i) expenses assessed to Service Shares pursuant to the
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Distribution Plan adopted for that class, and (ii) any other incremental expenses identified from time to time that should be properly allocated to one class so long as any subsequent changes in expense allocations are reviewed and approved by a vote of the Board of Trustees, including a majority of the independent Trustees; (b) the fact that (i) the Service Shares shall vote separately on any matter submitted to holders of Service Shares that pertains to the Distribution Plan and the Shareholder Administrative Services Plan adopted for that class; (ii) the Institutional Shares shall vote separately on any matter submitted to holders of Institutional Shares that pertains to the Shareholder Administrative Services Plan adopted for that class; and (iii) each class shall vote separately on any matter submitted to shareholders that pertains to the class expenses borne by that class; (c) the exchange privileges of each class of shares; (d) the designation of each class of shares; and (e) the different shareholder services relating to a class of shares. In addition, Service Shares of each Fund bear a sales charge, as described below, whereas Institutional Shares of each Fund do not bear a sales charge.

B.   Distribution Arrangements, Expenses and Sales Charges
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          1.   Service Shares

               Service Shares shall be offered to the general public and to certain others and shall be subject to a front-end sales charge which shall not initially exceed 3.50% of the offering price of Service Shares of the Funds (2.00% of the offering price of Service Shares of the Short-Term Government Fund, Kansas Tax-Free Intermediate Bond Fund, Missouri Tax-Free Intermediate Bond Fund and National Tax-Free Intermediate Bond Fund). In addition, for purchases of $1,000,000 or more where no initial sales charge has been paid, such shares will be subject to a deferred sales charge of 1.00% on the lesser of the offering price or the net asset value of the shares on the redemption date for shares redeemed within 18 months after purchase.

               Service Shares shall be further subject to (a) a distribution fee payable pursuant to a Distribution Plan adopted for the class which shall not initially exceed 0.25% (on an annual basis) of the average daily net asset value of the Funds' respective outstanding Service Shares, and (b) a shareholder servicing fee payable pursuant to a Shareholder Administrative Services Plan adopted for the class which shall not initially exceed 0.25% of the average daily net assets attributable to Service Shares of the respective Funds that are owned of record or beneficially by customers of securities dealers, brokers, financial institutions and other industry professionals ("Service Organizations") that provide shareholder administrative support services with respect to such customers' Service Shares.

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               Shareholder administrative support services provided under the
Shareholder Administrative Services Plan may include, but are not limited to,
(i) establishing and maintaining accounts and records relating to customers that invest in Service Shares; (ii) aggregating and processing purchase, redemption and exchange requests for Service Shares from customers and placing net purchase, redemption and exchange orders with the Trust's distributor; (iii) providing customers with a service that invests the assets of their accounts in Service Shares pursuant to specific or pre-authorized instructions; (iv) processing dividend and distribution payments from the Trust on behalf of customers; (v) providing information periodically to customers showing their positions in Service Shares; (vi) arranging for bank wires; (vii) responding to routine inquiries from customers concerning their investments in Service Shares;
(viii) responding to customer inquiries relating to the services performed by the Service Organization; (ix) providing subaccounting with respect to Service Shares beneficially owned by customers of the Service Organization or providing the information to the Trust necessary for subaccounting; (x) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (xi) assisting customers of the Service Organization in changing dividend options, account designations and addresses.

          2.   Institutional Shares

               Institutional Shares shall be offered to investors maintaining qualified accounts in the trust departments of affiliated and correspondent banks of Commerce Bancshares, Inc. ("Institutions"), to participants in employer-sponsored defined contribution plans administered by Institutions, to shareholders who have existing accounts in Institutional Shares of the Funds on the Effective Date and to bank employees.

               Institutional Shares of the Short-Term Government, Bond, Balanced, Growth, Value, MidCap Growth, International Equity, National Tax-Free Intermediate Bond, Missouri Tax-Free Intermediate Bond, Kansas Tax-Free Intermediate Bond and Core Equity Funds shall not bear a sales charge.

               Institutional Shares shall be subject to a fee payable pursuant to a Shareholder Administrative Services Plan which shall not initially exceed 0.25% of the average daily net assets attributable to Institutional Shares of the respective Funds that are owned of record or beneficially by Service Organizations that provide shareholder administrative support services with respect to such customers' Institutional Shares.

               Shareholder administrative services provided under the Shareholder Administrative Services Plan may include, but are not limited to,
(i) establishing and maintaining accounts and

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records relating to customers that invest in Institutional Shares; (ii)
aggregating and processing purchase, redemption and exchange requests for Institutional Shares from customers and placing net purchase, redemption and exchange orders with the Trust's distributor; (iii) providing customers with a service that invests the assets of their accounts in Institutional Shares pursuant to specific or pre-authorized instructions; (iv) processing dividend and distribution payments from the Trust on behalf of customers; (v) providing information periodically to customers showing their positions in Institutional Shares; (vi) arranging for bank wires; (vii) responding to routine inquiries from customers concerning their investments in Institutional Shares; (viii) responding to customer inquiries relating to the services performed by the Service Organization; (ix) providing subaccounting with respect to Institutional Shares beneficially owned by customers or providing the information to the Trust necessary for subaccounting; (x) if required by law, forwarding shareholder communications from the Trust (such as proxies, shareholder reports, annual and semi-annual financial statements and dividend, distribution and tax notices) to customers; and (xi) assisting customers in changing dividend options, account designations and addresses.

C.   Exchange Privileges
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          Service Shares

               Holders of Service Shares generally shall be permitted to exchange their shares for Service Shares of another Fund of the Trust. Exchanges may also be made to or from the Service Class of the Goldman Sachs Institutional Liquid Assets Prime Obligation Portfolio. No additional sales charge will be incurred when exchanging Service Shares of a Fund for Service Shares of another Fund offered by the Trust.

          Institutional Shares

               Holders of Institutional Shares generally shall be permitted to exchange their shares for Institutional Shares of another Fund or portfolio of the Trust. Exchanges may also be made to or from the Service Class of the Goldman Sachs Institutional Liquid Assets Prime Obligation Portfolio. No sales charge will be incurred when exchanging Institutional Shares of a Fund for Institutional Shares of another Fund or portfolio offered by the Trust.

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D.   Shareholder Services
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     1.   Retirement Plans
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          Service Shares

               The Trust shall make (1) individual retirement accounts ("IRAs"), including IRAs set up under a Simplified Employee Pension Plan ("SEP-IRAs") or as Roth or SIMPLE IRAs; (2) Keogh plans; (3) corporate retirement plans; (4) public employer deferred compensation plans; and (5) profit sharing plans (including 401(k) plans) and money-purchase plans available to the holders of Service Shares.

          Institutional Shares

               The Trust shall offer the following plans which are administered by affiliates of Commerce Bancshares, Inc. and non-affiliates of Commerce Bancshares, Inc. which have existing accounts in the Institutional Shares: (1) IRAs, including IRAs set up under SEP-IRAs or as Roth or SIMPLE IRAs; (2) Keogh plans; (3) corporate retirement plans; (4) public employer deferred compensation plans; and (5) profit sharing plans (including 401(k) plans) and money-purchase plans.

     2.   Telephone Transaction Privilege
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          Service and Institutional Shares

               The Trust shall offer a telephone transaction privilege to holders of Service and Institutional Shares of the Funds whereby a shareholder may make additional investments in or redeem shares from an established account by telephone.

     3.   Dividend Reinvestment
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          Service and Institutional Shares

               The Trust shall offer a dividend reinvestment option whereby holders of Service or Institutional Shares may elect to have their dividends, capital gain distributions, or both received from a non-retirement Fund account automatically invested in additional Service or Institutional Shares, as the case may be, of any other Fund or portfolio of the Trust in which they currently maintain an open non-retirement account.

     4.   Automatic Withdrawal Feature
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          Service and Institutional Shares

               The Trust shall offer an automatic withdrawal feature whereby an investor may automatically redeem Service and/or Institutional Shares on a monthly, quarterly, semi-annual or annual basis.

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     5.   Automatic Investment Program
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          Service and Institutional Shares

               The Trust shall offer an automatic investment program whereby an investor generally may purchase Service and/or Institutional Shares of a Fund on a regular basis by having a specific amount of money debited from his/her account at a financial institution.

     6.   Minimum Purchase Requirements
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          Service and Institutional Shares

               The minimum initial investment in the Funds shall be: for regular accounts, $1,000; for automatic investment accounts, $500; for individual retirement accounts, Keogh plans, corporate retirement plans, public employer deferred plans, profit sharing plans and 401(k) plans, $1,000; and for SEP and SIMPLE IRAs, $50.

               The minimum additional investment in the Funds shall be: for regular accounts, $250; for automatic investment accounts, $50/month; for individual retirement accounts, Keogh plans, corporate retirement plans, public employer deferred plans, profit sharing plans and 401(k) plans, $250; and for SEP and SIMPLE IRAs, $50/month.

               The minimum initial investment in the Funds for employees of Commerce Bancshares or other Commerce Funds service providers shall be: for regular accounts, $250; for automatic investment accounts, $100; and for all individual retirement accounts and Keogh plans, $100.

               The minimum additional investment in the Funds for employees of Commerce Bancshares or other Commerce Funds service providers shall be: for regular accounts, $100; for automatic investment accounts, $25/quarter; and for all individual retirement accounts and Keogh plans, $25/quarter.

E.   Methodology for Allocating Expenses Between Classes; Payment of Dividends
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     1.   Income, realized gains and losses, unrealized appreciation and depreciation and Fundwide Expenses are allocated to each class of shares based on the net assets of that class in relation to the net assets of the Fund. "Fundwide Expenses" means expenses of a Fund not allocated to a particular class under the foregoing sentence, such as transfer agency and custodian expenses.

     2. The Trust shall use the record share method as its dividend payment methodology. Under the record share method, the

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sum of net investment income available for all classes after deduction of allocated expenses but before consideration of expenses unique to any class (or expenses, if any, incrementally higher for any class), is divided by the total record date shares for all classes combined to arrive at a gross dividend rate for all shares. From this gross rate, an amount per share for each class (which represents the unique and incrementally higher, if any, expenses accrued during the period to that class divided by the record date shares outstanding for that class) is subtracted.

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